UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2017

COUNTY BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-36808	39-1850431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 North Rapids Road, Manitowoc, WI		54221
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (920) 686-9998

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2017, County Bancorp, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with U.S. Bank National Association (“U.S. Bank”) pursuant to which U.S. Bank committed, subject to the terms and conditions set forth in the Credit Agreement, to make a revolving loan to the Company in the aggregate principal amount of $15.0 million which matures on August 14, 2018 (the “Revolving Loan”). The proceeds of the Revolving Loan will be used to provide the Company with flexibility to draw funds as needed for general corporate purposes.

The Revolving Loan has an annual interest rate of 2.25% plus the one-month LIBOR rate. It also bears a non-usage fee of 0.275% per annum on the average daily unused commitment at the end of each fiscal quarter.

The Credit Agreement contains customary representations, warranties, covenants and events of default, including without limitation, financial covenants requiring that the Company, or Investors Community Bank, as applicable, maintain: (1) a Total Risk-Based Capital Ratio equal to or greater than 11.50%; (2) a ratio of Non-Performing Assets plus OREO to Tangible Primary Capital less than 18%; (3) a ratio of Loan Loss Reserves to Non-Performing Loans greater than 80%; (4) such capital as may be necessary to cause each of the Company and Investors Community Bank to be classified as a “well capitalized” institution under regulatory guidelines; and (5) a Fixed Charge Coverage Ratio greater than 1.25 to 1.00.

At any time after the occurrence of an event of default under the Credit Agreement, U.S. Bank may, among other options, terminate its commitment to make loans to the Company and declare any amounts outstanding under the Credit Agreement immediately due and payable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.10 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)Exhibits

10.1	Credit Agreement, dated as of September 14, 2017, by and between County Bancorp, Inc. and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COUNTY BANCORP, INC.

Date: September 18, 2017	By:	/s/ Mark A. Miller
Mark A. Miller
Secretary